Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2019 Results

•	Q1 2019 net revenue from continuing operations of $62.4 million and pro forma EPS of $0.22, both in line with guidance
•	Q1 2019 GAAP EPS of $0.22 as compared to GAAP EPS of $0.23 in the same period of the prior year
•	Board of Directors declares $0.18 semi-annual dividend, an increase of 6% from prior year

MIAMI, FL – May 7, 2019 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the first quarter, which ended on March 29, 2019.

Q1 2019 net revenue (gross revenue less reimbursable expenses) from continuing operations was $62.4 million, down 6%, as compared to the same period in the prior year. Q1 2019 gross revenue from continuing operations was $67.2 million, down 6% from the same period in the prior year.

Q1 2019 GAAP diluted earnings per share were $0.22 per share, as compared to $0.23 per share for the same period in the prior year.

Q1 2019 pro forma diluted earnings per share were $0.22 per share, as compared to $0.25 per share for the same period in the prior year. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

In its recent meeting, the Company’s Board of Directors declared a semi-annual dividend of $0.18 per share for its shareholders of record on June 28, 2019, to be paid on July 10, 2019.  This represents an increase of 6% from the prior year.

At the end of the first quarter of 2019, the Company’s cash balances were $10.7 million. During the first quarter of 2019, the Company repurchased 224 thousand shares of the Company’s common stock at an average price per share of $17.77 for a total of $4.0 million. At the end of the first quarter of 2019, the Company’s remaining stock purchase program authorization was $5.3 million.

“Although the first quarter started out slowly, as the quarter progressed, we experienced the increase in demand and revenues that was more representative with our original plans,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group. “Given this momentum, we expect a significant improvement in our sequential revenue growth in the second quarter, which bodes well for our prospects for the remainder of the year.”

Based on the current economic outlook, the Company estimates total net revenue for the second quarter of 2019 to be in the range of $67.0 million and $69.0 million or gross revenue (inclusive of reimbursable expenses) to be in the range of $72.5 million and $74.5 million. The Company estimates pro forma diluted earnings per share for the second quarter of 2019 to be in the range of $0.26 and $0.28.

Other Highlights

Awards from Forbes & Statista, IAOP, Spend Matters – The Hackett Group received three awards in Q1 2019. Forbes & Statista named The Hackett Group to its list of America’s Best Management Consulting Firms for 2019. The International Association of Outsourcing Professionals (IAOP) included the Company on its 2019 list of the Best of the World's Best Outsourcing Advisors in both the “Multiple Appearances” and “Fresh Faces” categories. Finally, Spend Matters named The Hackett Group as one of its “50 Providers to Know.”

Finance Key Issues Research – The Hackett Group issued its 2019 Finance Key Issues research, which found that corporate finance organizations are counting on digital transformation to enable them to improve customer focus and enhance strategic value while continuing to reduce costs over the next few years. But significant obstacles must be overcome, the research found, as digital transformation has only just begun to have an impact on finance performance.

Procurement Key Issues – The Hackett Group issued its 2019 Procurement Key Issues research, which found that digital transformation is making it easier for procurement organizations to “do more with less.” But there is still significant need for procurement to address its critical development priorities for 2019, including: improving analytical capabilities, aligning skills and talent with business needs, leveraging supplier relationships, enhancing agility, and achieving true customer-centricity. The Hackett Group also found that procurement organizations are showing a renewed and expanded focus on strategic sourcing and spend management in response to concerns over economic uncertainty, increased competition, and global trade issues.

On Tuesday, May 7, 2019 senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: First Quarter]. For International callers, please dial (517) 308-9371.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 7, 2019 and will run through 5:00 P.M. ET on Tuesday, May 21, 2019. To access the rebroadcast, please dial (800) 879-1876.  For International callers, please dial (203) 369-3560.In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 7, 2019 and will run through 5:00 P.M. ET on Tuesday, May 21, 2019. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 16,500 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 89% of the Fortune 100, 83% of the DAX 30 and 57% of the FTSE 100. These studies drive Hackett’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 29,	March 30,
	2019	2018
Revenue:
Revenue before reimbursements ("net revenue")	$62,370	$66,039
Reimbursements	4,785	5,068
Total revenue from continuing operations	67,155	71,107

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	38,934	40,604
Non-cash stock compensation expense	920	1,023
Acquisition-related compensation benefit	(129)	(585)
Acquisition-related non-cash stock compensation expense	79	800
Reimbursable expenses	4,785	5,068
Total cost of service	44,589	46,910

Selling, general and administrative costs	14,042	14,463
Non-cash stock compensation expense	705	841
Amortization of intangible assets	299	613
Acquisition-related contingent consideration liability	(1,070)	—
Total selling, general, and administrative expenses	13,976	15,917

Total costs and operating expenses	58,565	62,827

Income from operations	8,590	8,280

Other expense:
Interest expense	(101)	(179)

Income from continuing operations before income taxes	8,489	8,101
Income tax expense	1,440	800
Income from continuing operations	7,049	7,301
Gain from discontinued operations (2)	45	66
Net income	$7,094	$7,367

Weighted average common shares outstanding:
Basic	29,683	29,089
Diluted	32,294	31,815

Basic net income per common share:
Income per common share from continuing operations	$0.24	$0.25
Income per common share from discontinued operations (2)	0.00	0.00
Net income per common share	$0.24	$0.25

Diluted net income per common share:
Income per common share from continuing operations	$0.22	$0.23
Income per common share from discontinued operations (2)	0.00	0.00
Net income per common share	$0.22	$0.23

Page 5 of 7 - The Hackett Group, Inc. Announces First Quarter Results

	Quarter Ended
	March 29,	March 30,
	2019	2018
Pro forma data (1):
Income from continuing operations before income taxes	$8,489	$8,101
Non-cash stock compensation expense	1,625	1,864
Acquisition-related compensation benefit	(129)	(585)
Acquisition-related non-cash stock compensation expense	79	800
Acquisition-related contingent consideration liability	(1,070)	—
Amortization of intangible assets	299	613
Pro forma income before income taxes	9,293	10,793
Pro forma income tax expense	2,323	2,698
Pro forma net income	$6,970	$8,095

Pro forma basic net income per common share	$0.23	$0.28
Weighted average common shares outstanding	29,683	29,089

Pro forma diluted net income per common share	$0.22	$0.25
Weighted average common and common equivalent shares outstanding	32,294	31,815

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related one-time expense, cash and stock compensation expense (benefit), restructuring and impairment charges and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital group.

(3) Not applicable.

Page 6 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 29,	December 28,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$10,659	$13,808
Accounts receivable and unbilled revenue, net	56,012	54,807
Prepaid expenses and other current assets	4,034	4,339
Assets related to discontinued operations (4)	-	137
Total current assets	70,705	73,091
Restricted cash
Property and equipment, net	20,643	19,750
Other assets	3,469	3,704
Goodwill, net	84,575	84,207
Operating lease right-of-use assets	8,301	-
Total assets	$187,693	$180,752

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,375	$7,429
Accrued expenses and other liabilities	26,939	34,498
Operating lease liabilities	2,604	-
Liabilities related to discontinued operations (4)	669	2,300
Total current liabilities	36,587	44,227
Non-current accrued expenses and other liabilities	-	-
Long-term deferred tax liability, net	8,162	6,435
Long-term debt	7,500	6,500
Operating lease liabilities	5,697	-
Total liabilities	57,946	57,162

Shareholders' equity	129,747	123,590
Total liabilities and shareholders' equity	$187,693	$180,752

(4) The assets and liabilities related to discontinued operations relate to the discontinuance of the Company's European Working Capital Group.

Page 7 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	March 29,	March 30,	December 28,
	2019	2018	2018
Revenue Breakdown by Group:
(in thousands)
Global S&BT (5)	$33,270	$35,139	$32,908
EEA (6)	29,100	30,900	28,687
Net revenue from continuing operations (7)	$62,370	$66,039	$61,595

Revenue Concentration:
(% of total revenue)
Top customer	5%	3%	4%
Top 5 customers	18%	12%	16%
Top 10 customers	26%	19%	24%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	979	1,016	1,003
Total headcount	1,222	1,257	1,246
Days sales outstanding (DSO)	76	65	75
Cash provided by operating activities (in thousands)	$6,759	$17,203	$8,056
Pro forma return on equity (8)	27%	30%	30%
Depreciation (in thousands)	$606	$580	$609
Amortization (in thousands)	$299	$613	$580

Remaining Plan authorization:
Shares purchased (in thousands)	101	53	15
Cost of shares repurchased (in thousands)	$1,616	$963	$240
Average price per share of shares purchased	$15.99	$18.33	$16.01
Remaining Plan authorization (in thousands)	$5,318	$2,174	$6,934

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	123	175	14
Cost of shares purchased (in thousands)	$2,370	$3,004	$274
Average price per share of shares purchased	$19.24	$17.15	$19.74

(5) Strategy and Business Transformation Group (S&BT) includes the results of our Executive Advisory Programs, Benchmarking           Services, and Business Transformation Practices.

(6) ERP, EPM and Analytics Solutions (EEA) includes the results of our Oracle EEA and SAP Solutions Practices.

(7) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(8) Twelve months of pro forma net income divided by average shareholder's equity.

(9) Certain reclassifications have been made to conform with current reporting requirements.